As filed with the Securities and Exchange Commission on August 9, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1482024
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5960 Heisley Road

Mentor, Ohio 44060-1868

(Address of Principal Executive Offices) (Zip Code)

STERIS Corporation 2006 Long-Term Equity Incentive Plan

(As Amended and Restated Effective July 28, 2011)

(Full title of the plan)

Mark D. McGinley, Esq.

Senior Vice President, General Counsel, and Secretary

STERIS Corporation

5960 Heisley Road

Mentor, Ohio 44060-1868

(440) 354-2600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, without par value	1,600,000(1)	$29.81	$47,696,000	$5,537.51

(1)	This Registration Statement also covers such additional Common Shares, without par value, of STERIS Corporation (the “Common Shares”) as may become issuable pursuant to the anti-dilution provisions of the STERIS Corporation 2006 Long Term Equity Incentive Plan.
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Shares on the New York Stock Exchange on August 8, 2011, within five business days prior to filing.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by STERIS Corporation, an Ohio corporation (the “Registrant”), for the purpose of registering an additional 1,600,000 Common Shares, without par value, of the Registrant (the “Common Shares”) under the STERIS Corporation 2006 Long-Term Equity Incentive Plan (the “Plan”). Total awards under the Plan will not exceed in the aggregate 8,200,000 Common Shares. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8, Registration No. 333-136239, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference by the Registrant and the Plan in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K (File No. 001-14643) for the fiscal year ended March 31, 2011;

•	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-14643) for the fiscal quarter ended June 30, 2011;

•	The Registrant’s Current Report on Form 8-K (File No. 001-14643) filed with the Commission on August 2, 2011; and

•	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-14643) filed with the Commission on November 25, 1998.

In addition, all other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Shares being offered by this registration statement has been passed upon for the Registrant by Mr. Mark D. McGinley. Mr. McGinley is the Senior Vice President, General Counsel, and Secretary of the Registrant. As of August 3, 2011, Mr. McGinley held 25,175 Common Shares and had been granted options to purchase another 91,050 Common Shares.

Item 8. Exhibits.

Exhibit Number	Description

4.1	1992 Amended Articles of Incorporation of the Registrant, as amended on May 14, 1996, November 6, 1996, and August 6, 1998 (filed as Exhibit 3.1 to Form 10-K (Commission File No. 1-14643) filed for the fiscal year ended March 31, 2000, and incorporated herein by reference)

5.1	Opinion of Mark D. McGinley, General Counsel of the Registrant

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mark D. McGinley, General Counsel of the Registrant (Included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, state of Ohio, on this 9th day of August, 2011.

STERIS CORPORATION

By:	/s/ Mark D. McGinley, Esq.
Mark D. McGinley, Esq.
Senior Vice President, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2011
Walter M Rosebrough, Jr.

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 9, 2011
Michael J. Tokich

*	Director	August 9, 2011
Richard C. Breeden

*	Director	August 9, 2011
Cynthia L. Feldmann

*	Director	August 9, 2011
Jacqueline B. Kosecoff

*	Director	August 9, 2011
David B. Lewis

*	Director	August 9, 2011
Kevin M. McMullen

*	Director	August 9, 2011
Mohsen M. Sohi

*	Director	August 9, 2011
John P. Wareham

*	Director	August 9, 2011
Loyal W. Wilson

*	Director	August 9, 2011
Michael B. Wood

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibit 24.1 on behalf of the Registrant.

August 9, 2011

By:	/s/ Mark D. McGinley, Esq.
Mark D. McGinley, Esq., as Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

4.1	1992 Amended Articles of Incorporation of the Registrant, as amended on May 14, 1996, November 6, 1996, and August 6, 1998 (filed as Exhibit 3.1 to Form 10-K (Commission File No. 1-14643) filed for the fiscal year ended March 31, 2000, and incorporated herein by reference)

5.1	Opinion of Mark D. McGinley, General Counsel of the Registrant

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mark D. McGinley, General Counsel of the Registrant (Included in Exhibit 5.1)

24.1	Power of Attorney